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                                                                     EXHIBIT 4.2

                                  $55,000,000

                                 Cephalon, Inc.

            3 7/8% Convertible Subordinated Notes due March 29, 2007

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                  March 29, 2002

ANTHEM INVESTORS, LLC
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE  19801
Attn: Corporate Trust Administration

Ladies and Gentlemen:

Cephalon, Inc., a Delaware corporation (the "Company"), proposes to issue to Anthem Investors, LLC ("Anthem") upon the terms set forth in a Class A Interest Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), $55,000,000 aggregate principal amount of its 3 7/8% Convertible Subordinated Notes due March 29, 2007 (the "Notes"). The Notes will be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the conversion price set forth in the Notes. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Note or Purchase Agreement, as applicable. As a condition to Anthem's agreement to enter into the Purchase Agreement, the Company agrees with Anthem, for the benefit of
(i) Anthem and (ii) any subsequent holder or holders of the Notes and the Common Stock issuable upon conversion of the Notes (the "Conversion Shares") from time to time until such time as such Conversion Shares have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the foregoing a "Holder" and collectively the "Holders"), as follows:

         1.    Shelf Registration.

         (a) The Company shall, at its cost, prepare and, within sixty (60) days after the date hereof (the "Filing Date"), file with the Securities and Exchange Commission (the "Commission") and thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as possible, but not later than 120 days after the date hereof (the "Required Effectiveness Date"), a registration statement on Form S-3 (the "Shelf Registration Statement") relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder shall
                                         --------  -------
be entitled to have the Conversion Shares held by it covered by such Shelf

                                        1

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Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. The Company also shall respond in writing to any comments received from the Commission on the Shelf Registration Statement and any amendment thereto within ten (10) calendar days after the receipt of such comments. As used in this agreement, "Transfer Restricted Securities" means each Conversion Share until (i) the date on which such Conversion Share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Conversion Share is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the relevant Conversion Shares until the Conversion Shares can be sold to the public under Rule 144(k) under the Securities Act, or any successor rule thereof, assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the "Shelf Registration Period").

         (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Holders (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate principal balance of the Notes held by such Holder. The liquidated damages payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. For such purposes, each of the following that occurs shall constitute an "Event":

                    i. a Shelf Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the applicable Required Effectiveness Date;

                  ii. after the Effective Date for the Shelf Registration Statement, a Holder is not permitted to sell Conversion Shares under such Shelf Registration Statement (or a subsequent Shelf Registration Statement filed in replacement thereof) for any reason for five or more Trading Days (whether or not consecutive);

                  iii. the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days);

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                   iv.  the Company fails for any reason to deliver a
                        certificate evidencing any Securities to a Holder within three Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason;

                    v. the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Conversion Shares upon any conversion of convertible Notes; or

                   vi. after the Effective Date for a Shelf Registration Statement, any Conversion Shares covered by such Shelf Registration Statement are not listed on an Eligible Market.

         2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

         (a) The Company shall (i) furnish to Anthem, (A) prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement, (B) within three days following the filing thereof with the Commission, each amendment to the Shelf Registration Statement and each supplement, if any, to the Prospectus, and (C) shall use its reasonable efforts to reflect in the Shelf Registration Statement, when so filed with the Commission, such comments as the Holders reasonably may propose; and (ii) include the names of the Holders who propose to sell Conversion Shares pursuant to the Shelf Registration Statement as selling securityholders and who have completed and returned to the Company a questionnaire to be provided to the Holders by the Company (a "Completed Questionnaire").

         (b) The Company shall give written notice to the Holders of the Conversion Shares from whom the Company has received a Completed Questionnaire (which notice pursuant to clauses (iii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

                  (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission;

                  (ii) when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                  (iii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                  (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

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                  (v)   of the receipt by the Company or its legal counsel of
         any notification with respect to the suspension of the qualification of the Conversion Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (vi) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (c) The Company shall use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall promptly furnish to each Holder of Conversion Shares included as a selling securityholder in the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Conversion Shares included as a selling securityholder in the Shelf Registration Statement, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Conversion Shares in connection with the offering and sale of the Conversion Shares covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

         (f) Prior to any public offering of the Conversion Shares pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Conversion Shares included therein and their respective counsel in connection with the registration or qualification of the Conversion Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Conversion Shares reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Conversion Shares covered by such Shelf Registration Statement; provided,
                                                                    --------
however, that the Company shall not be required to (i) qualify generally to do
-------
business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (g) The Company shall cooperate with the Holders of the Conversion Shares to facilitate the timely preparation and delivery of certificates representing the Conversion Shares to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request.

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         (h)  Upon the occurrence of any event contemplated by paragraphs (iii)
through (vi) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Conversion Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraphs (iii) through (vi) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act), an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

         (j) The Company may require each Holder of Conversion Shares to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Conversion Shares as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Conversion Shares of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

         (k) The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Conversion Shares covered by a Shelf Registration Statement contemplated hereby.

         (l) The Company shall use commercially reasonable efforts to list the Conversion Shares covered by the Shelf Registration Statement with the applicable Eligible Market;

         (m) The Company shall cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Conversion Shares, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests in advance to receive material, nonpublic information.

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         (n)  The Company may, after 20 consecutive Trading Days of continuous effectiveness of the initial Shelf Registration Statement filed and declared effective pursuant to this Agreement, by written notice to the Holders, suspend sales under a Shelf Registration Statement after the effective date thereof and/or require that the Holders immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Shelf Registration Statement if:

                   (i) the Company is engaged in a material merger, acquisition or sale and the Board of Directors of the Company determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to file a Shelf Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time, or

                  (ii) the Company files a Shelf Registration Statement with the Commission for the purpose of registering under the Securities Act any securities to be publicly offered and sold by the Company in a bona fide firm commitment underwritten offering.

         Upon receipt of such notice, each Holder shall immediately discontinue any sales of Conversion Shares pursuant to such registration until such Holder has received copies of a supplemented or amended Prospectus or until such Holder is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company's rights under this Section 2(n) may be exercised (A) with respect to clause (i) above, not more than three (3) times (which may be consecutive) in any twelve-month period and may not be exercised for a period of more than 30 days each, and (B) with respect to clause (ii) above, not more than one (1) time and may not be exercised for a period of more than 20 days in any twelve-month period. In no event may the Company exercise its rights pursuant to subclauses (A) and (B) above for an aggregate of more than 90 days. Immediately after the end of any suspension period under this
Section 2(n), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Shelf Registration Statement and the ability of the Holders to publicly resell their Conversion Shares pursuant to such effective Shelf Registration Statement.

         3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

                  (i)   all registration and filing fees and expenses;

                  (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

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                  (iii) all expenses of printing (including printing of
         Prospectuses), messenger and delivery services and telephone;

                  (iv)  all fees and disbursements of counsel for the Company;

                  (v) all application and filing fees in connection with listing the Conversion Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                  (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

         (b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Conversion Shares covered by the Shelf Registration Statement, for the reasonable fees and disbursements of counsel, not to exceed $15,000.

         4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Conversion Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
                                                       --------  -------
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein (which shall include, without limitation, the information provided to the Company by such Indemnified Party in the Completed

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Questionnaire) and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Conversion Shares concerned, to the extent that a Prospectus relating to such Conversion Shares was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Conversion Shares to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided
                                                                --------
further, however, that this indemnity agreement will be in addition to any
-------  -------
liability which the Company may otherwise have to such Indemnified Party.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein (which shall include, without limitation, the information provided to the Company by such Indemnified Party in the Completed Questionnaire); and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Conversion Shares giving rise to such indemnification obligation.

         (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish,

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jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Conversion Shares pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 4 shall survive the sale of the Conversion Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect,

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regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Rule 144. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act. The Company covenants that it will take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 5 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         6.    Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waiver or consents (provided that holders of Conversion Shares shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Stock was converted).

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company.

                  (2)  if to the Company, at its address as follows:

                             Cephalon, Inc.
                             145 Brandywine Parkway
                             West Chester, PA 19380
                             Fax No.: (610) 344-7563
                             Attn: General Counsel

         with a copy to:

                             Morgan, Lewis & Bockius LLP
                             1701 Market Street
                             Philadelphia, PA 19103
                             Fax No.: (215) 963-5299
                             Attn: Richard A. Silfen, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (d) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and Anthem, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (e) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

         (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among you and the Company in accordance with its terms.

                                  Very truly yours,

                                  CEPHALON, INC.

                                  By: /s/ J. Kevin Buchi
                                      ---------------------------------------
                                      Name: J. Kevin Buchi
                                      Title:Senior Vice President and Chief
                                            Financial Officer

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.

ANTHEM INVESTORS, LLC

  By: /s/ Kevin O'Neal
     -------------------------------------
     Name:  Kevin O'Neal
     Title: Authorized Signatory